Exhibit 10.34

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of Oct 8, 2020, by and between Prologis Limited Partnership I (“Landlord”) and Rigetti & Co, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a Lease dated August 9, 2016, pursuant to which Landlord leased to Tenant certain premises consisting of approximately 25,400 square feet located at 47430 Seabridge Drive, Fremont, CA 94538 (the “Premises”), such lease, as heretofore modified, being herein referred to as the “Lease”.

WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions set forth below.

A G R E E M E N T:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.

Notwithstanding anything herein to the contrary, and provided that no Event of Default exists or would exist but for the passage of time, giving of notice, or both, Landlord shall contribute up to a maximum amount of USD$23,360.00 (the “Tl Allowance”), towards mutually agreeable safety improvements to the Premises which can be capitalized by Landlord, which payment shall be made by Landlord to Tenant within 30 days following (i) completion of the Tenant-Made Alterations, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs along with copies of vendor invoices summarizing work done, (iii) Landlord’s receipt of final lien waivers from all contractors and subcontractors who worked on the Tenant-Made Alterations, and (iv) Landlord’s receipt of a copy of the final construction permit approved by the applicable governing authority to the extent required for such Tenant-Made Alterations.

2.

Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

3.

Landlord and Tenant hereby agree that (i) this Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

TENEANT:	LANDLORD:

Rigetti & Co, Inc.,	PROLOGIS LIMITED PARTNERSHIP I
a Delaware corporation	a Delaware limited partnership

		By:	Prologis, a Maryland real estate investment trust, its general partner

By:	/s/ Mike Harburn	By:	/s/ Matt Ebner
Name:	Mike Harburn	Name:	Matt Ebner
Title:	Sr. VP Fab Operations	Title:	VP, Leasing Officer